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                                                                  EXHIBIT 10.11

                                PROMISSORY NOTE

$2,150,000                                                       April 14, 1999
                                                            Spokane, Washington


         Multi-Link Telecommunications, Inc., a Colorado corporation and Multi-Link Communications, Inc., a Colorado corporation and majority owned subsidiary of Multi-Link Telecommunications, Inc. (hereinafter collectively referred to as "Maker") jointly and severally promise to pay to Westburg Media Capital L. P. ("Holder"), the principal sum of $2,150,000, or so much thereof as shall have been advanced by Holder to Maker and remains unpaid, together with interest on that amount, upon the agreements, terms and conditions provided in this Note.

         1. DEFINITIONS. Most of the capitalized terms used in this Note are defined in the Borrowing Agreement or other of the Loan Documents. Other capitalized terms are defined elsewhere in this Note.

         2. ADVANCES. Holder has heretofore advanced Maker the sum of $2,100,000 under this Note, and Maker hereby acknowledges receipt of the same. Holder shall advance Maker the additional sum of $50,000 under this Note (from which it will pay itself a supplemental Loan Fee in the amount of $2,000) against receipt of a compliance certificate signed by Maker's president and chief executive officer and each Guarantor, signifying that Maker and each Guarantor is in full compliance with all of the terms, conditions and covenants the Borrowing Agreement and the other Loan Documents, and that all of the representations and warranties of Maker and Guarantors were true and correct when made and are true and correct as of the date of the advance. Such additional advance, together with any other amounts payable by Maker under this Note or under any of the other Loan Documents shall be added to the principal of this Note, and shall be paid, together with interest thereon, as herein provided. Holder's obligation to make advances under this Note shall expire at 5:00 p.m., Spokane time, on April 30, 1999.

         3. INTEREST. All sums owing on this Note shall bear interest from the date funds are advanced under this Note until paid, at a rate of interest equal to the prime rate of interest from time-to-time offered by U. S. Bank of Washington, N. A. plus three percent, such rate to be adjusted as of the date any change in such prime rate is announced. As of the date of this Note, such rate of interest, as hereinabove determined, is ten and three-quarters percent. Upon the occurrence of an Event of Default and expiration of the applicable Cure Period, all sums owing on this Note shall bear interest at the rate of interest otherwise payable on this Note plus four percent (the "Default Rate") for so long as the Event of Default continues. All computations of interest shall be based on a 360-day year for the actual number of days elapsed.

         4. PAYMENT. Maker shall pay Holder interest only on this Note in monthly installments on or before the 15th day of each month, commencing with the payment due in October of 1998 and ending with the payment due in September of 1999. Thereafter, Maker shall pay Holder an equal amount per month, on or before the 15th day of each month, based on a ten


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year amortization of amounts due on this Note, which amount shall be applied first to interest and secondly to principal; provided, however, that the entire principal amount of this Note, plus any accrued but unpaid interest, shall be paid in full on or before October 31, 2003; and provided, further, that if monthly payments are insufficient to pay interest, then Holder shall have the right, upon written notice to Maker, to increase monthly payments by an amount sufficient to pay such interest. All payments shall be made in the lawful currency of the United States of America. All payments shall be made to Holder by deduction from Maker's bank account (account number: 0410121059; account name: Multi-Link Communications, Inc.) maintained at Vectra Bank in Denver, Colorado (bank routing no. 102003154). By executing this Note, Maker agrees to execute such other and further authorizations or approvals as Holder or such bank may require to enable Holder to deduct such payments from Maker's account.

         5. ADDITIONS TO PRINCIPAL. All advances made by Holder to Maker, together with any other amounts payable by Maker under this Note or under any of the other Loan Documents, shall be added to the principal of this Note, and shall be paid, together with interest thereon, as herein provided.

         6. PREPAYMENT. Maker may prepay any or all amounts owing on this Note without incurring any additional charge, provided that Maker gives Holder written notice of the amount to be prepaid at least three (3) days before the date of prepayment. Notwithstanding any prepayment, Maker shall continue to make all succeeding installments or other payments as they become due until this Note is completely paid.

         7. SECURITY. The payment of all sums owing on this Note shall be secured by liens and security interests covering certain assets of Maker, by the personal guaranties of Nigel V. Alexander and Shawn B. Stickle, by the pledges by Mr. Alexander and Mr. Stickle of an aggregate of 960,000 shares of voting capital stock of Multi-Link Telecommunications, Inc. owned beneficially or of record by them, and by the pledge by Multi-Link Telecommunications, Inc. of all of the shares of capital stock of Multi-Link Communications, Inc. owned beneficially or of record by it, all as is more specifically set forth in the Borrowing Agreement and the other Loan Documents.

         8. NOTICE OF EVENT OF DEFAULT; CURE. Upon the occurrence of an Event of Default, Holder shall give Notice of the Event of Default to Maker, and Maker shall have the right to cure such Event of Default within the applicable Cure Period. If Maker fails to cure the Event of Default within the applicable Cure Period, then Holder may accelerate all amounts owing on this Note. Such accelerated amounts shall become immediately due and payable. If Holder accelerates the amounts due under this Note, Holder shall have the right to pursue any or all of the remedies provided in the Loan Document, including, but not limited to, the right to bring suit on this Note.

         9. REMEDIES. Upon the occurrence of an Event of Default and expiration of the applicable Cure Period, Holder shall have all rights available to it at law or in equity, including all


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rights available to it under the Washington Uniform Commercial Code. Any unpaid balance outstanding at such time, and any costs or other expenses incurred by Holder in realizing on this Note, shall bear interest at the Default Rate. All rights and remedies granted under this Note shall be deemed cumulative and not exclusive of any other right or remedy available to Holder. Maker waives all rights to presentment, notice of dishonor and protest of this Note.

         10. FEES, COSTS AND EXPENSES IN EVENT OF DEFAULT. Maker agrees to pay on demand all costs and expenses of Holder in connection with an Event of Default, including all reasonable attorneys' fees, costs and expenses incurred by Holder in enforcing any of the provisions of this Note or any other Loan Document, or in collecting payments due under this Note or any other Loan Document through litigation or other dispute resolution. Such fees, costs and other expenses shall include all statutory costs and disbursements, all costs associated with discovery depositions and expert witness fees, and all out-of-pocket costs incurred by Holder in the prosecution or defense of the action. For purposes of this section, the phrase "litigation or other dispute resolution" shall be deemed to include any proceeding commenced in any court of general or limited jurisdiction, any arbitration or mediation, any proceeding commenced in the bankruptcy courts of the United States, and any appeal from any of the foregoing. The amount of all such fees, costs and expenses shall bear interest at the Default Rate from the date of demand and shall be secured by the Loan Documents.

         11. TRANSFER; OBLIGATIONS BINDING ON SUCCESSORS. Maker may not transfer any of its rights, duties or obligations under this Note without the prior written consent of Holder. This Note, and the duties set forth in this Note, shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and its successors and assigns.

         12. GOVERNING LAW AND VENUE. This Note will be construed, and the rights, duties, and obligations of the parties will be determined, in accordance with the laws of the State of Washington, including the Washington Uniform Commercial Code, and the federal laws of the United States of America. If any action or other proceeding shall be brought in connection with this Note, the venue of such action may, in the discretion of Holder, be in Spokane County, Washington. Maker hereby consents to the exclusive personal jurisdiction of the Superior Court of Spokane County and the United States District Court for the Eastern District of Washington.

         13. HEADINGS. Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

         14. WAIVER. No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation on any other instance, in any other respect, or at any other time. No failure on the part of Holder to exercise, and no delay in exercising, any right or obligation under this Note shall operate as a waiver thereof.

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         15. SEVERABILITY. The parties intend that this Note be enforced to the greatest extent permitted by applicable law. Therefore, if any provision of this Note, on its face or as applied to any person or circumstances, is or becomes unenforceable to any extent, the remainder of this Note and the application of that provision to other persons, circumstances or extent, will not be impaired.

         16. REFERENCES. Except as otherwise specifically indicated, all references in this Note to numbered or lettered sections or subsections refer to sections or subsections of this Note. All references to this Note include any subsequent amendments to this Note.

         17. MAXIMUM INTEREST. Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by law.

         18. MISCELLANEOUS PROVISIONS. This Note amends and replaces that certain promissory note dated September 25, 1998 in the principal amount of $2,100,000 given by Maker to Holder pursuant to the Borrowing Agreement and the other Loan Documents of even date therewith. By executing this Note, Maker and each Guarantor and Pledgor hereby reaffirm its or their obligations to Holder under the Borrowing Agreement and all of the other Loan Documents, specifically including the Security Agreement, the Guaranties, the Pledge Agreements and the Performance Fee Agreement.




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           ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND
         CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE
                     NOT ENFORCEABLE UNDER WASHINGTON LAW.


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MAKER:

Multi-Link Telecommunications, Inc.,
a Colorado corporation

By: /s/ Nigel V. Alexander
    ------------------------------------
    its duly authorized officer

Multi-Link Communications, Inc.,
a Colorado corporation

By: /s/ Nigel V. Alexander
    ------------------------------------
    its duly authorized officer


By signing in the spaces provided below, Nigel V. Alexander and Shawn B. Stickle, hereby affirm their obligations to Holder pursuant to the Guaranties dated September 15, 1998.

/s/ Nigel V. Alexander
-----------------------------------------------
Nigel V. Alexander

/s/ Shawn B. Stickle
-----------------------------------------------
Shawn B. Stickle






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